October 2024

Pricing Supplement filed pursuant to Rule 424(b)(2) dated October 17, 2024 / Registration Statement No. 333-269296
STRUCTURED INVESTMENTS

STRUCTURED INVESTMENTS - Opportunities in Commodities and U.S. and International Equities

GS Finance Corp.

$5,415,000 Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027

Principal at Risk Securities

The Trigger Performance Leveraged Upside SecuritiesSM (Trigger PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Trigger PLUS at stated maturity (October 21, 2027) is based on the performance of an equally weighted basket composed of the VanEck Gold Miners ETF and the iShares® Silver Trust as measured from the pricing date (October 17, 2024) to and including the valuation date (October 18, 2027).

The return on your Trigger PLUS is linked, in part, to the performance of the VanEck Gold Miners ETF, and not to that of the index on which the VanEck Gold Miners ETF is based.

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each ETF, of: (i) the closing value of the ETF on the valuation date multiplied by (ii) the applicable multiplier. The multiplier will equal, for each ETF, the quotient of (i) the weighting of such ETF (1/2 or 50.00%) multiplied by 100 divided by (ii) the initial basket component value ($41.49 with respect to the VanEck Gold Miners ETF and $28.89 with respect to the iShares® Silver Trust).

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your Trigger PLUS will be positive and equal to the product of the leverage factor of 200% multiplied by the basket percent increase (the percentage increase in the final basket value from the initial basket value), subject to the maximum payment of $1,705.00 per Trigger PLUS. If the final basket value is equal to or less than the initial basket value but greater than or equal to the trigger level of 80.00% of the initial basket value, you will receive the principal amount of your Trigger PLUS. However, if the final basket value is less than the trigger level, you will lose a significant portion of your investment. Declines in one ETF may offset an increase in the other ETF.

At maturity, for each $1,000 principal amount of your Trigger PLUS, you will receive an amount in cash equal to:

•
if the final basket value is greater than the initial basket value, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 2 times (c) the basket percent increase, subject to the maximum payment at maturity of $1,705.00;
•
if the final basket value is equal to or less than the initial basket value, but greater than or equal to the trigger level, $1,000; or
•
if the final basket value is less than the trigger level, the product of (i) $1,000 times (ii) the quotient of (a) the final basket value divided by (b) the initial basket value. Under these circumstances, you will lose a significant portion or all of your investment.

The Trigger PLUS are for investors who seek the potential to earn 200% of any positive return of the basket, subject to the maximum payment at maturity, are willing to forgo interest payments and are willing to risk losing their entire investment if the final basket value is less than the trigger level.

FINAL TERMS (continued on page PS-2)
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Aggregate principal amount:	$5,415,000
Basket:	as described more fully below, an equally weighted basket composed of the VanEck Gold Miners ETF (Bloomberg symbol, “GDX UP Equity”) and the iShares® Silver Trust (Bloomberg symbol, “SLV UP Equity”)
Pricing date:	October 17, 2024
Original issue date:	October 22, 2024
Valuation date:	October 18, 2027, subject to postponement
Stated maturity date:	October 21, 2027, subject to postponement
Stated principal amount/Original issue price:	$1,000 per Trigger PLUS / 100% of the principal amount
Estimated value:	approximately $941 per Trigger PLUS. See PS-3 for more information.

Your investment in the Trigger PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	October 22, 2024	Original issue price:	100.00% of the principal amount
Underwriting discount:	3.00% ($162,450 in total)*	Net proceeds to the issuer:	97.00% ($5,252,550 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $30.00 for each Trigger PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each Trigger PLUS as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 16,289 dated October 17, 2024.

The issue price, underwriting discount and net proceeds listed on the cover page relate to the Trigger PLUS we sell initially. We may decide to sell additional Trigger PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the Trigger PLUS will depend in part on the issue price you pay for such Trigger PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Trigger PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Trigger PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

FINAL TERMS (continued)
Basket (continued from previous page):	Basket component	Basket component weighting	Initial basket component value	Approximate Multiplier
	VanEck Gold Miners ETF	50.00%	$41.49	1.205109665
	iShares® Silver Trust	50.00%	$28.89	1.730702665

We refer to each of the VanEck Gold Miners ETF and the iShares® Silver Trust singularly as an underlying ETF and together as the underlying ETFs. The initial basket component value of each underlying ETF is the closing value of such underlying ETF on the pricing date.

Payment at maturity:

If the final basket value is greater than the initial basket value,

$1,000 + the leveraged upside payment, subject to the maximum payment at maturity.

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final basket value is equal to or less than the initial basket value, but greater than or equal to the trigger level, $1,000

If the final basket value is less than the trigger level, $1,000 × the basket performance factor

This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 20.00% and could be zero.

Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Leverage factor:	200%
Maximum payment at maturity:	$1,705.00 per Trigger PLUS (170.50% of the stated principal amount)
Basket percent increase:	(final basket value - initial basket value) / initial basket value
Initial basket value:	100
Final basket value:	The basket closing value on the valuation date
Trigger level:	80.00% of the initial basket value
Basket closing value:	The basket closing value on any day is the sum of the products of the basket component closing value of each underlying ETF times the applicable multiplier for such underlying ETF on such date.
Basket component closing value:	In the case of each underlying ETF, the closing value of such underlying ETF.
Multiplier:

Each multiplier was set on the pricing date based on the applicable underlying ETF’s respective initial basket component value so that each underlying ETF represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Trigger PLUS and will equal, for each underlying ETF, (i) the product of the applicable basket component weighting times 100 divided by (ii) the applicable initial basket component value. See “Basket—Approximate multiplier” above.

Basket performance factor:	final basket value / initial basket value
CUSIP / ISIN:	40058FEY5 / US40058FEY51
Listing:	The Trigger PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

October 2024

Estimated Value of Your Trigger PLUS

The estimated value of your Trigger PLUS at the time the terms of your Trigger PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $941 per $1,000 principal amount, which is less than the original issue price. The value of your Trigger PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Trigger PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Trigger PLUS at the time of pricing, plus an additional amount (initially equal to $59 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Trigger PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through April 16, 2026, as described below). On and after April 17, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market) will equal approximately the then-current estimated value of your Trigger PLUS determined by reference to such pricing models.

With respect to the $59 initial additional amount:

•
$29 will decline to zero on a straight-line basis from the time of pricing through April 16, 2026; and
•
$30 will decline to zero on a straight-line basis from November 17, 2024 through November 30, 2024.

About Your Trigger PLUS

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We refer to the Trigger PLUS we are offering by this pricing supplement as the “offered Trigger PLUS” or the “Trigger PLUS”. Each of the offered Trigger PLUS has the terms described under “Final Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 13, 2023, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated February 13, 2023, for Medium-Term Notes, Series F and references to the “accompanying general terms supplement no. 8,999” mean the accompanying general terms supplement no. 8,999, dated February 13, 2023, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The Trigger PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Trigger Performance Leveraged Upside Securities

The Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 (the “Trigger PLUS”) can be used:

•
As an alternative to direct exposure to the basket that enhances returns for any positive performance of the basket, subject to the maximum payment at maturity.
•
To potentially outperform the basket with respect to moderate increases in the basket from the initial basket value to the final basket value.
•
To provide limited protection against a loss of principal in the event of a decline of the basket from the initial basket value to the final basket value but only if the final basket value is greater than or equal to the trigger level.

However, you will not receive dividends on the underlying ETFs or the stocks comprising the VanEck Gold Miners ETF (the “underlying ETF stocks”) or any interest payments on your Trigger PLUS.

If the final basket value is less than the trigger level, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the basket from the initial basket value to the final basket value.

Maturity:	Approximately 3 years
Payment at maturity:
•
If the final basket value is greater than the initial basket value, $1,000 + the leveraged upside payment, subject to the maximum payment at maturity. In no event will the payment at maturity exceed the maximum payment at maturity.
•
If the final basket value is equal to or less than the initial basket value, but greater than or equal to the trigger level, $1,000.
•
If the final basket value is less than the trigger level, $1,000 × the basket performance factor. This amount will be less than the stated principal amount of $1,000, will represent a loss of more than 20.00% and could be zero.

Leverage factor:	200% (applicable only if the final basket value is greater than the initial basket value)
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket performance factor:	final basket value / initial basket value

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Trigger level:	80.00% of the initial basket value
Maximum payment at maturity:	$1,705.00 per Trigger PLUS (170.50% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Basket component weightings:	50.00% for the VanEck Gold Miners ETF and 50.00% for the iShares® Silver Trust
Interest:	None
Redemption:	None. The Trigger PLUS will not be subject to redemption right or price dependent redemption right.

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to a limited range of positive performance of the basket. In exchange for enhanced performance of 200.00% of the appreciation of the basket, investors forgo performance above the maximum payment at maturity of $1,705.00 per Trigger PLUS. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum payment at maturity of $1,705.00 per Trigger PLUS. If the basket has not appreciated in value or has depreciated in value, but the final basket value is greater than or equal to the trigger level of 80.00% of the initial basket value, investors will receive the stated principal amount of their investment. However, if the basket has depreciated in value and the final basket value is less than the trigger level, investors will lose 1.00% for every 1.00% decline in the basket value from the pricing date to the valuation date of the Trigger PLUS. Under these circumstances, the payment at maturity will be at least 20.00% less than the stated principal amount, will represent a loss of more than 20.00% and could be zero. Investors will not receive dividends on the underlying ETFs or the underlying ETF stocks or any interest payments on the Trigger PLUS and investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The Trigger PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket, within a limited range of positive performance. However, investors will not receive dividends on the underlying ETFs or the underlying ETF stocks or any interest payments on the Trigger PLUS.

Trigger Feature

At maturity, even if the basket has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final basket value is greater than or equal to the trigger level of 80.00% of the initial basket value.

Upside Scenario

The basket increases in value. In this case, you receive a full return of principal as well as 200% of the increase in the value of the basket, subject to the maximum payment at maturity of $1,705.00 per Trigger PLUS (170.50% of the stated principal amount). For example, if the final basket value is 2.00% greater than the initial basket value, the Trigger PLUS will provide a total return of 4.00% at maturity.

Par Scenario

The final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even if the basket has depreciated.

Downside Scenario

The basket declines in value and the final basket value is less than the trigger level. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the basket from the initial basket value. For example, if the final basket value is 30.00% less than the initial basket value, the Trigger PLUS will provide at maturity a loss of 30.00% of principal. In this case, you receive $700.00 per Trigger PLUS, or 70.00% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	200%
Trigger level:	80.00% of the initial basket value
Maximum payment at maturity:	$1,705.00 per Trigger PLUS (170.50% of the stated principal amount)
Minimum payment at maturity:	None
Trigger PLUS Payoff Diagram

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How it works

▪

Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 200% of the appreciation of the basket from the pricing date to the valuation date of the Trigger PLUS, subject to the maximum payment at maturity. Under the terms of the Trigger PLUS, investors will realize the maximum payment at maturity at a final basket value of 135.25% of the initial basket value.

▪	If the basket appreciates 2.00%, investors will receive a 4.00% return, or $1,040.00 per Trigger PLUS.
▪

Par Scenario. If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, investors will receive the $1,000 stated principal amount per Trigger PLUS.

▪If the basket depreciates 10.00%, investors will receive the $1,000 stated principal amount per Trigger PLUS.

▪

Downside Scenario. If the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the $1,000 stated principal amount, based on a 1.00% loss of principal for each 1.00% decline in the basket. Under these circumstances, the payment at maturity will be more than 20.00% less than the stated principal amount per Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS.

▪	If the basket depreciates 30.00%, investors will lose 30.00% of their principal and receive only $700.00 per Trigger PLUS at maturity, or 70.00% of the stated principal amount.



October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing values or hypothetical closing values of the underlying ETFs on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket values and closing values of the underlying ETFs that are entirely hypothetical; the basket closing value on any day throughout the life of the Trigger PLUS, including the final basket value on the valuation date, cannot be predicted. The underlying ETFs have been highly volatile in the past — meaning that the closing values of the underlying ETFs have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered Trigger PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Trigger PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Trigger PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying ETFs and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$1,000
Leverage factor	200.00%
Trigger level	80.00% of the initial basket value
Maximum payment at maturity	$1,705.00

Neither a market disruption event nor a non-ETF business day occurs on the originally scheduled valuation date

No change in or affecting any of (i) the underlying ETFs, (ii) the underlying ETF stocks, (iii) the method by which the publisher of the applicable underlying ETF’s index calculates its index or (iv) the policies of the underlying ETF investment advisors

Trigger PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

For these reasons, the actual performance of the basket over the life of your Trigger PLUS, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical basket component values shown elsewhere in this pricing supplement. For information about the historical values of the underlying ETFs during recent periods, see “The Basket and the Underlying ETFs — Historical Basket Component Closing Values of the Underlying ETFs and Basket Closing Values” below. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the values of the underlying ETFs between the date of this pricing supplement and the date of your purchase of the offered Trigger PLUS.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Trigger PLUS, tax liabilities could affect the after-tax rate of return on your Trigger PLUS to a comparatively greater extent than the after-tax return on the underlying ETF stocks.

The values in the left column of the table below represent hypothetical final basket values and are expressed as percentages of the initial basket value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final basket value, and are expressed as percentages of the stated principal amount of a Trigger PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

principal amount of the offered Trigger PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Trigger PLUS, based on the corresponding hypothetical final basket value and the assumptions noted above.

Hypothetical Final Basket Value (as Percentage of Initial Basket Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
250.000%	170.500%
175.000%	170.500%
135.250%	170.500%
130.000%	160.000%
120.000%	140.000%
110.000%	120.000%
100.000%	100.000%
95.000%	100.000%
90.000%	100.000%
85.000%	100.000%
80.000%	100.000%
79.999%	79.999%
50.000%	50.000%
25.000%	25.000%
10.000%	10.000%
0.000%	0.000%

If, for example, the final basket value were determined to be 25.000% of the initial basket value, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be 25.000% of the stated principal amount of your Trigger PLUS, as shown in the table above. As a result, if you purchased your Trigger PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your Trigger PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final basket value were determined to be zero, you would lose your entire investment in the Trigger PLUS. In addition, if the final basket value were determined to be 250.000% of the initial basket value, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be limited to the maximum payment at maturity, or 170.500% of each $1,000 principal amount of your Trigger PLUS, as shown in the table above. As a result, if you hold your Trigger PLUS to the stated maturity date, you would not benefit from any increase in the final basket value over 135.250% of the initial basket value.

The following examples illustrate the hypothetical payment at maturity for each Trigger PLUS based on hypothetical basket component closing values on the valuation date (which we refer to as the final basket component values) for each of the underlying ETFs, calculated based on the key terms and assumptions above. The values in Column A represent hypothetical initial basket component values for each basket component, and the values in Column B represent the hypothetical final basket component values for each of the underlying ETFs. The percentages in Column C represent hypothetical final basket component values for each basket component in Column B expressed as percentages of the corresponding hypothetical initial basket component values in Column A. The amounts in Column D represent the applicable multiplier for each basket component, and the amounts in Column E represent the products of the values in Column B times the corresponding amounts in Column D. The final basket value for each example is shown beneath each example, and will equal the sum of the products shown in Column E. The basket percent increase will equal the quotient of (i) the final basket value for such example minus the initial basket value divided by (ii) the initial basket value, expressed as a percentage. The values below have been rounded for ease of analysis.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 1: The final basket value is greater than the initial basket value. The payment at maturity amount equals the maximum payment at maturity.

	Column A	Column B	Column C	Column D	Column E

Underlying ETF	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
VanEck Gold Miners ETF (50.00% weighting)	100.00	200.00	200.00%	0.50000	100.00
iShares® Silver Trust (50.00% weighting)	100.00	200.00	200.00%	0.50000	100.00
			Final Basket Value:		200.00
				Basket Percent Increase:	100.00%

In this example, the hypothetical final basket component values for all of the underlying ETFs are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 200.00, the hypothetical payment at maturity for each $1,000 principal amount of your Trigger PLUS will equal $1,000 plus leveraged upside payment, which equals:

$1,000 + ($1,000 × 200.00% × 100.00%) = $3,000.00, which exceeds the maximum payment amount of $1,705.00.

Since this hypothetical payment at maturity exceeds the maximum payment amount, the hypothetical payment at maturity that we would deliver on your Trigger PLUS would be the maximum payment amount of $1,705.00 for each $1,000 principal amount of your Trigger PLUS (i.e. 170.50% of each $1,000 principal amount of your Trigger PLUS).

Example 2: The final basket value is greater than the initial basket value.

	Column A	Column B	Column C	Column D	Column E

Underlying ETF	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
VanEck Gold Miners ETF (50.00% weighting)	100.00	105.00	105.00%	0.50000	52.50
iShares® Silver Trust (50.00% weighting)	100.00	105.00	105.00%	0.50000	52.50
			Final Basket Value:	105.00
				Basket Percent Increase:	5.00%

In this example, the hypothetical final basket component values for all of the underlying ETFs are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 105.00, the hypothetical payment at maturity for each $1,000 principal amount of your Trigger PLUS will equal $1,000 plus the leveraged upside, which equals:

$1,000 + ($1,000 × 200.00% × 5.00%) = $1,100.00.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value but greater than the trigger level. The payment at maturity equals the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
VanEck Gold Miners ETF (50.00% weighting)	100.00	95.00	95.00%	0.50000	47.50
iShares® Silver Trust (50.00% weighting)	100.00	95.00	95.00%	0.50000	47.50
			Final Basket Value:	95.00

In this example, the hypothetical final basket component values for all of the underlying ETFs are less than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 95.00 is greater than the trigger level of 80.00% of the initial basket value but less than the hypothetical initial basket value of 100.00, the hypothetical payment at maturity for each $1,000 principal amount of your Trigger PLUS will equal the principal amount of the Trigger PLUS, or $1,000.

Example 4: The final basket value is less than the trigger level. The payment at maturity is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
VanEck Gold Miners ETF (50.00% weighting)	100.00	60.00	60.00%	0.50000	30.00
iShares® Silver Trust (50.00% weighting)	100.00	60.00	60.00%	0.50000	30.00
			Final Basket Value:	60.00

In this example, the hypothetical final basket component values for all of the underlying ETFs are less than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 60.00 is less than the trigger level of 80.00% of the hypothetical initial basket value, the hypothetical payment at maturity for each $1,000 principal amount of your Trigger PLUS will equal:

$1,000 x (60.00/100.00)= $600.00

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the underlying ETF stocks that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your Trigger PLUS on the stated maturity date or at any other time, including any time you may wish to sell your Trigger PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered Trigger PLUS. The hypothetical payments at maturity on Trigger PLUS held to the stated maturity date in the examples above assume you purchased your Trigger PLUS at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your Trigger PLUS. The return on your investment (whether positive or negative) in your Trigger PLUS will be affected by the amount you pay for your Trigger PLUS. If you purchase your Trigger PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

suggested by the above examples. Please read “Risk Factors — The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

Payments on the Trigger PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the Trigger PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the Trigger PLUS do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the Trigger PLUS or the U.S. federal income tax treatment of the Trigger PLUS, as described elsewhere in this pricing supplement.

We cannot predict the actual final basket value or what the market value of your Trigger PLUS will be on any particular ETF business day, nor can we predict the relationship between the basket component closing values of each underlying ETF and the market value of your Trigger PLUS at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered Trigger PLUS will depend on the actual final basket value determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your Trigger PLUS, if any, on the stated maturity date may be very different from the information reflected in the examples above.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risk Factors

An investment in your Trigger PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the Trigger PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 8,999. Your Trigger PLUS are a riskier investment than ordinary debt securities. Also, your Trigger PLUS are not equivalent to investing directly in the underlying ETF stocks, i.e., with respect to the VanEck Gold Miners ETF to which your Trigger PLUS are linked, the stocks comprising such underlying ETF. You should carefully consider whether the offered Trigger PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Trigger PLUS Do Not Bear Interest

You will not receive any interest payments on your Trigger PLUS. As a result, even if the payment at maturity payable for your Trigger PLUS on the stated maturity date exceeds the stated principal amount of your Trigger PLUS, the overall return you earn on your Trigger PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Your Entire Investment in the Trigger PLUS

You can lose your entire investment in the Trigger PLUS. The cash payment on your Trigger PLUS, if any, on the stated maturity date will be based on the performance of an equally weighted basket composed of the underlying ETFs as measured from the initial basket value to the basket closing value on the valuation date. If the final basket value is less than the trigger level, you will lose 1.00% of the stated principal amount of your Trigger PLUS for every 1.00% decline in the basket value from the pricing date to the valuation date of the Trigger PLUS, and you will lose a significant portion or all of your interest. Thus, you may lose your entire investment in the Trigger PLUS.

Also, the market price of your Trigger PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Trigger PLUS. Consequently, if you sell your Trigger PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Trigger PLUS.

The Trigger PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Trigger PLUS will be based on the performance of the underlying ETFs, the payment of any amount due on the Trigger PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Trigger PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS. The Trigger PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Trigger PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS, to pay all amounts due on the Trigger PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your Trigger PLUS May Change Significantly Despite Only a Small Incremental Change in the Value of the Basket

If the final basket value is less than the trigger level, you will lose all or a substantial portion of your investment in the Trigger PLUS. This means that while a 20.00% drop between the initial basket value and the final basket value will not result in a loss of principal on the Trigger PLUS, a decrease in the final basket value to less than 80.00% of the initial basket value will result in a loss of a significant portion of the stated principal amount of the Trigger PLUS despite only a small incremental change in the value of the basket.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The Return on Your Trigger PLUS Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your Trigger PLUS will be limited because of the maximum payment at maturity of $1,705.00 per Trigger PLUS (170.50% of the stated principal amount). The maximum payment at maturity will limit the payment at maturity you may receive for each of your Trigger PLUS, no matter how much the value of the basket may rise over the life of your Trigger PLUS. Although the leverage factor provides 200.00% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 170.50% of the stated principal amount per Trigger PLUS, any increase in the final basket value over the initial basket value by more than 35.25% of the initial basket value will not further increase the return on the Trigger PLUS. Accordingly, the amount payable for each of your Trigger PLUS may be significantly less than it would have been had you invested directly in the underlying ETFs.

The Lower Performance of One Underlying ETF May Offset an Increase in the Other Underlying ETF

Declines in the value of one underlying ETF may offset an increase in the value of the other underlying ETF. As a result, any return on the basket — and thus on your Trigger PLUS — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your Trigger PLUS at maturity.

The Return on Your Trigger PLUS Will Not Reflect Any Dividends Paid on the Underlying ETFs or Any Underlying ETF Stocks

The return on your Trigger PLUS will not reflect the return you would realize if you actually owned shares of the underlying ETFs and received the distributions paid on the shares of such underlying ETFs. You will not receive any dividends that may be paid on any of the underlying ETF stocks by the underlying ETF stock issuers or the shares of the underlying ETFs. See “— Investing in the Trigger PLUS is Not Equivalent to Investing in the Underlying ETFs; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stock” below for additional information.

The Estimated Value of Your Trigger PLUS At the Time the Terms of Your Trigger PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Trigger PLUS

The original issue price for your Trigger PLUS exceeds the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Trigger PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Trigger PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Trigger PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Trigger PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Trigger PLUS”. Thereafter, if GS&Co. buys or sells your Trigger PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your Trigger PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Trigger PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Trigger PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Trigger PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Trigger PLUS determined by reference to our models due to,

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Trigger PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Trigger PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Trigger PLUS.

In addition to the factors discussed above, the value and quoted price of your Trigger PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Trigger PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Trigger PLUS, including the price you may receive for your Trigger PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Trigger PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Trigger PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Trigger PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Trigger PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Trigger PLUS. See “— Your Trigger PLUS May Not Have an Active Trading Market” below.

The Amount Payable on Your Trigger PLUS Is Not Linked to the Basket Component Closing Values of the Underlying ETFs at Any Time Other than the Valuation Date

The final basket value will be based on the basket component closing value of each of the underlying ETFs on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the basket component closing values of the underlying ETFs dropped precipitously on the valuation date, the payment at maturity for your Trigger PLUS may be significantly less than it would have been had the payment at maturity been linked to the basket component closing values prior to such drop in the values of the underlying ETFs. Although the actual value of the underlying ETFs on the stated maturity date or at other times during the life of your Trigger PLUS may be higher than the basket component closing values of the underlying ETFs on the valuation date, you will not benefit from the basket component closing values of the underlying ETFs at any time other than on the valuation date.

The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your Trigger PLUS, we mean the value that you could receive for your Trigger PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Trigger PLUS, including:

•
the value of the basket and the underlying ETFs;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing values of the underlying ETFs;
•
the dividend rates of the underlying ETF stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying ETF stocks, and which may affect the closing values of the underlying ETFs;
•
interest rates and yield rates in the market;

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

•
the time remaining until your Trigger PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Trigger PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in Trigger PLUS with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your Trigger PLUS before maturity, including the price you may receive for your Trigger PLUS in any market making transaction. If you sell your Trigger PLUS before maturity, you may receive less than the principal amount of your Trigger PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the underlying ETFs based on their historical performance. The actual performance of the underlying ETFs over the life of the offered Trigger PLUS or the payment at maturity may bear little or no relation to the historical basket component closing values of the underlying ETFs or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Trigger PLUS May Not Have an Active Trading Market

Your Trigger PLUS will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your Trigger PLUS. Even if a secondary market for your Trigger PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Trigger PLUS in any secondary market could be substantial.

If the Values of the Underlying ETFs Change, the Market Value of Your Trigger PLUS May Not Change in the Same Manner

The price of your Trigger PLUS may move quite differently than the performance of the underlying ETFs. Changes in the value of one or more of the underlying ETFs may not result in a comparable change in the market value of your Trigger PLUS. Even if the value of one or more of the underlying ETFs increases above its initial basket component value during some portion of the life of the Trigger PLUS, the market value of your Trigger PLUS may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” above.

Investing in the Trigger PLUS is Not Equivalent to Investing in the Underlying ETFs; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stock

Investing in your Trigger PLUS is not equivalent to investing in the underlying ETFs or the underlying ETF stocks and will not make you a holder of any shares of the underlying ETFs or the underlying ETF stocks. Neither you nor any other holder or owner of your Trigger PLUS will have any rights with respect to the underlying ETFs or the underlying ETF stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying ETFs or the underlying ETF stocks or any other rights of a holder of shares of the underlying ETFs or the underlying ETF stocks. Your Trigger PLUS will be paid in cash and you will have no right to receive delivery of any shares of the underlying ETFs or any underlying ETF stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Trigger PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Trigger PLUS subsequent to the date of this pricing supplement. The issue price of the Trigger PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

If You Purchase Your Trigger PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Trigger PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Trigger PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Trigger PLUS. If you purchase Trigger PLUS at a price that differs from the stated principal amount of the Trigger PLUS, then the return on your investment in such Trigger PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Trigger PLUS purchased at stated principal amount. If you purchase your Trigger PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Trigger PLUS will be lower than it would have been had you purchased the Trigger PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the Trigger PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your Trigger PLUS, the underlying stocks or other similar securities, which may adversely impact the market for or value of your Trigger PLUS.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Trigger PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Trigger PLUS

Goldman Sachs has hedged or expects to hedge our obligations under the Trigger PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the underlying ETFs or the underlying ETF stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying ETFs or the underlying ETF stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your Trigger PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the Trigger PLUS with unaffiliated distributors of the Trigger PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other ETF-linked securities whose returns are linked to changes in the value of the underlying ETFs or the underlying ETF stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the Trigger PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the Trigger PLUS; hedging the exposure of Goldman Sachs to the Trigger PLUS including any interest in the Trigger PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the Trigger PLUS.

Any of these hedging or other activities may adversely affect the values of the underlying ETFs — directly or indirectly by affecting the value of the underlying ETF stocks — and therefore the market value of your Trigger PLUS and the amount we will pay on your Trigger PLUS, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Trigger PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Trigger PLUS, and may

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

receive substantial returns on hedging or other activities while the value of your Trigger PLUS declines. In addition, if the distributor from which you purchase Trigger PLUS is to conduct hedging activities in connection with the Trigger PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the Trigger PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the Trigger PLUS to you in addition to the compensation they would receive for the sale of the Trigger PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Trigger PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your Trigger PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the Trigger PLUS.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your Trigger PLUS, or similar or linked to the underlying ETFs or underlying ETF stocks. Investors in the Trigger PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the Trigger PLUS for liquidity, research coverage or otherwise.

Additional Risks Related to the VanEck Gold Miners ETF

The Policies of the VanEck Gold Miners ETF’s Investment Advisor and the Publisher of Its Index, Could Affect the Amount Payable on Your Trigger PLUS and Their Market Value

The VanEck Gold Miners ETF’s investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the VanEck Gold Miners ETF, including those concerning the calculation of the net asset value of the VanEck Gold Miners ETF, additions, deletions or substitutions of securities held by the VanEck Gold Miners ETF and the manner in which changes affecting its index are reflected in the VanEck Gold Miners ETF that could affect the market price of the shares of the VanEck Gold Miners ETF, and therefore, the amount payable on your Trigger PLUS. The amount payable on your Trigger PLUS and their market value could also be affected if the underlying ETF investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the VanEck Gold Miners ETF, or if the underlying ETF investment advisor discontinues or suspends calculation or publication of the net asset value of the VanEck Gold Miners ETF, in which case it may become difficult or inappropriate to determine the market value of your Trigger PLUS.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing value of the VanEck Gold Miners ETF on the valuation date — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing value of the VanEck Gold Miners ETF on the valuation date and the amount payable on your Trigger PLUS more fully under Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange Traded Fund” on page S-27 and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

In addition, the publisher of the VanEck Gold Miners ETF’s index owns the index and is responsible for the design and maintenance of the index. The policies of the publisher of the VanEck Gold Miners ETF’s index concerning

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

the calculation of its index, including decisions regarding the addition, deletion or substitution of the equity securities included in its index, could affect the level of its index and, consequently, could affect the market price of shares of the VanEck Gold Miners ETF and, therefore, the amount payable on your Trigger PLUS and their market value.

There Is No Assurance That an Active Trading Market Will Continue for the VanEck Gold Miners ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the VanEck Gold Miners ETF Is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the VanEck Gold Miners ETF and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the VanEck Gold Miners ETF or that there will be liquidity in the trading market.

In addition, the VanEck Gold Miners ETF is subject to management risk, which is the risk that the VanEck Gold Miners ETF investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The VanEck Gold Miners ETF is also not actively managed and may be affected by a general decline in market segments relating to the index. The underlying ETF investment advisor invests in securities included in, or representative of, the index regardless of their investment merits. The underlying ETF investment advisor does not attempt to take defensive positions in declining markets. In addition, the VanEck Gold Miners ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of the VanEck Gold Miners ETF’s total assets, which could subject the VanEck Gold Miners ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the VanEck Gold Miners ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the VanEck Gold Miners ETF is subject to listing standards adopted by the securities exchange on which the VanEck Gold Miners ETF is listed for trading. There can be no assurance that the VanEck Gold Miners ETF will continue to meet the applicable listing requirements, or that the VanEck Gold Miners ETF will not be delisted.

The VanEck Gold Miners ETF and Its Index Are Different and the Performance of the VanEck Gold Miners ETF May Not Correlate With the Performance of Its Index

The VanEck Gold Miners ETF may not hold all or substantially all of the equity securities included in its index and may hold securities or assets not included in its index. Therefore, while the performance of the VanEck Gold Miners ETF is generally linked to the performance of its index, the performance of the VanEck Gold Miners ETF is also linked in part to shares of equity securities not included in its index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the underlying ETF investment advisor.

Imperfect correlation between the VanEck Gold Miners ETF’s portfolio securities and those in its index, rounding of prices, changes to its index and regulatory requirements may cause tracking error, which is the divergence of the VanEck Gold Miners ETF’s performance from that of its index.

In addition, the performance of the VanEck Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of its index and this may increase the tracking error of the VanEck Gold Miners ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the VanEck Gold Miners ETF and its index. Finally, because the shares of the VanEck Gold Miners ETF are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the VanEck Gold Miners ETF may differ from the net asset value per share of the VanEck Gold Miners ETF.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

For all of the foregoing reasons, the performance of the VanEck Gold Miners ETF may not correlate with the performance of its index. Consequently, the payment at maturity payable on your Trigger PLUS will not be the same as investing directly in the VanEck Gold Miners ETF or in its index or in its index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its index.

The VanEck Gold Miners ETF Is Concentrated in Gold and Silver Mining Companies and Does Not Provide Diversified Exposure

The VanEck Gold Miners ETF’s stocks are not diversified and are concentrated in gold and silver mining companies, which means the VanEck Gold Miners ETF is more likely to be more adversely affected by any negative performance of gold and silver mining companies than an underlying ETF that includes more diversified stocks across a number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time so the VanEck Gold Miners ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

An Investment in the Offered Trigger PLUS Is Subject to Risks Associated with Foreign Securities Markets

The value of your Trigger PLUS is linked, in part, to the VanEck Gold Miners ETF, which holds stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the VanEck Gold Miners ETF is not traded, the value of the securities underlying the VanEck Gold Miners ETF may change on days when shareholders will not be able to purchase or sell shares of the VanEck Gold Miners ETF. This could result in premiums or discounts to the VanEck

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Gold Miners ETF’s net asset value that may be greater than those experienced by an underlying ETF that does not hold foreign assets.

The countries whose markets are represented by the VanEck Gold Miners ETF include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the underlying ETF investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the VanEck Gold Miners ETF.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying ETF with Underlying ETF Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Trigger PLUS

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying ETF with underlying ETF stocks from one or more foreign securities markets and could negatively affect your investment in the Trigger PLUS in a variety of ways, depending on the nature of such government regulatory action and the underlying ETF stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying ETF stocks that are currently included in an underlying ETF or that in the future are included in an underlying ETF, such underlying ETF stocks may be removed from an underlying ETF. If government regulatory action results in the removal of underlying ETF stocks that have (or historically have had) significant weight in an underlying ETF, such removal could have a material and negative effect on the value of such underlying ETF and, therefore, your investment in the Trigger PLUS. Similarly, if underlying ETF stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying ETF, the value of the Trigger PLUS could be materially and negatively affected, and transactions in, or holdings of, the Trigger PLUS may become prohibited under United States law. Any failure to remove such underlying ETF stocks from an underlying ETF could result in the loss of a significant portion or all of your investment in the Trigger PLUS, including if you attempt to divest the Trigger PLUS at a time when the value of the Trigger PLUS has declined.

Your Investment in the Trigger PLUS Will Be Subject to Foreign Currency Exchange Rate Risk

The VanEck Gold Miners ETF holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the VanEck Gold Miners ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the value of the VanEck Gold Miners ETF may not increase even if the non-dollar value of the asset held by the VanEck Gold Miners ETF increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your Trigger PLUS. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•
existing and expected rates of inflation;
•
existing and expected interest rate levels;

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

•
the balance of payments among countries;
•
the extent of government surpluses or deficits in the relevant foreign country and the United States; and
•
other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the Trigger PLUS and value of the VanEck Gold Miners ETF could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your Trigger PLUS and the trading market for your Trigger PLUS. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your Trigger PLUS.

Even Though Currencies Trade Around-The-Clock, Your Trigger PLUS Will Not

Your Trigger PLUS are linked, in part, to an underlying ETF that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your Trigger PLUS, if any trading market develops, will not conform to the hours during which the currencies in which the VanEck Gold Miners ETF is denominated or in which the underlying ETF stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your Trigger PLUS. The possibility of these movements should be taken into account in relating the value of your Trigger PLUS to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the VanEck Gold Miners ETF used to calculate the amount payable on your Trigger PLUS. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

The VanEck Gold Miners ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the VanEck Gold Miners ETF held 58 stocks as of October 17, 2024, approximately 23.84% of the VanEck Gold Miners ETF was invested in just two stocks – Newmont Goldcorp Corporation and Agnico Eagle Mines Limited — and approximately 62.78% of the VanEck Gold Miners ETF was invested in just ten stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the VanEck Gold Miners ETF even if none of the other stocks held by the VanEck Gold Miners ETF are affected by such events. Because of the weighting of the holdings of the VanEck Gold Miners ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such fund.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Risks Related to the iShares® Silver Trust

The Policies of the iShares® Silver Trust’s Investment Advisor Could Affect the Amount Payable on Your Trigger PLUS and Their Market Value

The iShares® Silver Trust’s investment advisor may be called upon to make certain policy decisions or judgments with respect to the iShares® Silver Trust, including those concerning the valuation of the assets held by the iShares® Silver Trust, the calculation of the net asset value and net asset value per share, and additions, deletions or substitutions of assets in the iShares® Silver Trust. Such determinations could affect the market price of the shares of the iShares® Silver Trust, and therefore, the amount payable on your Trigger PLUS. The amount payable on your Trigger PLUS and their market value could also be affected if the underlying ETF investment advisor changes these policies, for example, by changing or discontinuing the manner in which it evaluates the assets held by the iShares® Silver Trust and the manner in which it calculates the net asset value of the iShares® Silver Trust, in which case it may become difficult or inappropriate to determine the market value of your Trigger PLUS.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing value of the iShares® Silver Trust on the valuation date — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing value of the iShares® Silver Trust on the valuation date, as applicable, and the amount payable on your Trigger PLUS more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange Traded Fund” on page S-27 and “— Role of Calculation Agent” on page S-28 of the accompanying general terms supplement no. 8,999.

There Is No Assurance That an Active Trading Market Will Continue For the iShares® Silver Trust or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® Silver Trust Is Subject to Custody Risks

Although the shares of the iShares® Silver Trust and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Silver Trust or that there will be liquidity in the trading market.

The purpose of the iShares® Silver Trust is to own silver transferred to the iShares® Silver Trust in exchange for shares issued by the iShares® Silver Trust. The iShares® Silver Trust is not actively managed and may be affected by a decline in the price of silver.

In addition, the iShares® Silver Trust is subject to custody risk, which refers to the risks in safekeeping the iShares® Silver Trust’s silver bullion.

The iShares® Silver Trust Is a Concentrated Investment in a Single Commodity and Does Not Provide Diversified Exposure

The price of shares of the iShares® Silver Trust is linked to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the Trigger PLUS are linked, in part, to the iShares® Silver Trust that is itself linked to the price of a single commodity, the Trigger PLUS may carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index.

The Price of the iShares® Silver Trust is Linked to the Price of Silver, Which May Change Unpredictably and Affect the Value of the Trigger PLUS in Unforeseeable Ways

The iShares® Silver Trust attempts to mirror, as closely as possible, before fees and expenses, the performance of the price of silver, and the value of the shares of the iShares® Silver Trust is most directly affected by the value of the silver bullion held by the iShares® Silver Trust. The silver markets are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Silver prices are subject to volatile price movements over short periods of time and are generally affected by numerous factors. These include:

•
a change in economic conditions, such as a recession. Silver is used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the value of the iShares® Silver Trust;
•
a significant increase in silver hedging activity by silver producers. Traditionally, silver producers have not hedged to the same extent that other producers of precious metals (gold, for example) have. Should there be an increase in the level of hedging activity of silver producing companies, a decline in world silver prices could result, adversely affecting the value of the iShares® Silver Trust;
•
a significant change in the attitude of speculators and investors towards silver. Should the speculative community take a negative view towards silver, a decline in world silver prices could occur, negatively impacting the value of the shares of the iShares® Silver Trust;
•
global silver supply and demand, which is influenced by such factors as silver’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other silver products, forward selling by silver producers, purchases made by silver producers to unwind silver hedge positions, central bank purchases and sales, and production and cost levels in major silver-producing countries such as China, Mexico and Peru;
•
global or regional political, economic or financial events and situations, especially those unexpected in nature;
•
investors’ expectations with respect to the rate of inflation;
•
interest rates;
•
investment and trading activities of hedge funds and commodity funds;
•
other economic variables such as income growth, economic output, and monetary policies; and
•
investor confidence.

It is not possible to predict the aggregate effect of all or any combination of these factors. Conversely, several factors may trigger a temporary increase in the price of silver prior to the pricing date for the Trigger PLUS. If that is the case, the closing value of the iShares® Silver Trust will be affected by the temporarily high prices of silver, which will negatively affect your payments on the Trigger PLUS when the causes for the temporary increase disappear.

Investing in Trigger PLUS Linked to the iShares® Silver Trust is Not the Same as Investing Directly in Silver

The performance of the iShares® Silver Trust may not fully replicate the performance of the price of silver due to the fees and expenses charged by the iShares® Silver Trust or by restrictions on access to silver due to other circumstances. The iShares® Silver Trust does not generate any income and as the iShares® Silver Trust regularly sells silver to pay for its ongoing expenses, the amount of silver represented by each share of the iShares® Silver Trust has gradually declined over time. The iShares® Silver Trust sells silver to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of silver. The sale of the iShares® Silver Trust’s silver to pay expenses at a time of low silver prices could adversely affect the value of the iShares® Silver Trust and, therefore, the value of your Trigger PLUS. Additionally, there is a risk that part or all of the iShares® Silver Trust’s silver could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise, which could adversely affect the value of your Trigger PLUS.

An Investment in the Trigger PLUS is Subject to Risks Associated with the London Bullion Market

The price of one share of the iShares® Silver Trust is closely related to the price of silver. The net asset value of the iShares® Silver Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the trust on any day from the total value of the silver and all other assets of the trust on that day.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

In addition, the price at which silver is traded on over-the-counter markets around the world has an effect on the value of shares in the trust. Most of such over-the-counter market trading clears through the London bullion market, which is the market in London on which the members of the LBMA quote prices.

Investments in commodities that are traded on non-U.S. markets involve risks associated with the markets in those countries, including risks of volatility and governmental intervention in those markets.

The LBMA is a self-regulatory association of bullion market participants. Although the LBMA sets out good practices for participants in the bullion market, the LBMA itself is not a regulated entity. If the LBMA should cease operations, if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, or if the LBMA should change any rule or bylaw or take emergency action under its rules, the market for silver, and consequently the values of the iShares® Silver Trust, as well as the value of the Trigger PLUS, may be affected. The London bullion market is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of London bullion market trading. For example, there are no daily price limits on the London bullion market which would otherwise restrict fluctuations in the prices of London bullion market contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

Termination of the iShares® Silver Trust Could Adversely Affect the Value of the Trigger PLUS

The iShares® Silver Trust may be required to terminate and liquidate at a time that is disadvantageous to you, such as when the price of silver is lower than the price of silver at the time when you purchased your Trigger PLUS.

The Correlation Between the Performance of the iShares® Silver Trust and the Price of Silver May Be Imperfect

A discrepancy may exist between the performance of the iShares® Silver Trust and the price of silver. Since the shares of the iShares® Silver Trust are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the iShares® Trust may differ from the net asset value per share of the iShares® Silver Trust. As a result of the potential discrepancies identified above, the iShares® Silver Trust return may not correlate perfectly with the return on silver over the same period. For more information, see “The Basket and the Underlying ETFs – iShares® Silver Trust” on page PS-30.

Legal and Regulatory Changes Could Adversely Affect the Return on and Value of Your Trigger PLUS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank required regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted the required regulations, some of them have only recently become effective. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, in October 2020 the CFTC adopted a rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Required compliance with the new position limits rule began on January 1, 2022 for physical commodity futures (and any associated referenced contracts other than economically equivalent swaps) and on January 1, 2023 for economically equivalent swaps. Despite the compliance date for economically equivalent swaps having passed, there remains substantial market uncertainty as to the exact scope of what constitutes an economically equivalent swap. The CFTC also has recently adopted rules governing the aggregation of positions by market participants under common control and by trading managers. While the ultimate scope and impact of the position limit and aggregation rules, as well as other CFTC rules cannot be conclusively determined at present, these new requirements could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the value of the underlying ETF, which could in turn adversely affect the return on and value of your Trigger PLUS.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Trigger PLUS

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the commodity to which your Trigger PLUS may be linked may be affected, which may thereby adversely affect the price of the underlying ETFs and your Trigger PLUS.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the commodity to which your Trigger PLUS may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodity to which your Trigger PLUS may be linked. In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your Trigger PLUS and the trading market for your Trigger PLUS.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risks Related to Tax

The Tax Consequences of an Investment in Your Trigger PLUS Are Uncertain

The tax consequences of an investment in your Trigger PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Trigger PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Trigger PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your Trigger PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS. We describe these developments in more detail under “Supplemental Discussion of Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Trigger PLUS in your particular circumstances.

Your Trigger PLUS May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your Trigger PLUS. If your Trigger PLUS were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, or maturity of your Trigger PLUS would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Trigger PLUS.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Trigger PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Trigger PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Trigger PLUS.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The Basket and the Underlying ETFs

The Basket

The basket is composed of two underlying ETFs with the following basket component weightings within the basket: VanEck Gold Miners ETF (50.00%) and the iShares® Silver Trust (50.00%).

VanEck Gold Miners ETF

The shares of the VanEck Gold Miners ETF (the “underlying ETF”) are issued by VanEck ETF Trust (the “trust”), a registered investment company.

•
The underlying ETF is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE® Arca Gold Miners Index® (the “index”). The index is primarily comprised of publicly traded companies involved in the mining for gold and silver.
•
The return on your Trigger PLUS is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The performance of the underlying ETF may significantly diverge from that of its index.
•
The underlying ETF’s investment advisor is Van Eck Associates.
•
The underlying ETF’s shares trade on the NYSE Arca under the ticker symbol “GDX”.
•
The trust’s SEC CIK Number is 0001137360.
•
The inception date for purposes of the ETF shares was May 16, 2006.

Effective September 1, 2021, the trust changed its name from VanEck Vectors® ETF Trust to VanEck ETF Trust. In addition, effective September 1, 2021, the name of the underlying ETF changed from the VanEck Vectors® Gold Miners ETF to the VanEck Gold Miners ETF.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlying ETF (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your Trigger PLUS and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your Trigger PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your Trigger PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a Trigger PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a Trigger PLUS.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

iShares® Silver Trust

The iShares® Silver Trust (the “trust”) issues shares (the “shares”) representing fractional undivided beneficial interests in its net assets.

•
The purpose of the trust is to own silver transferred to the trust in exchange for shares issued by the trust. The trust seeks to reflect generally the performance of the price of silver. The trust seeks to reflect such performance before payment of the trust’s expenses and liabilities. The shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.
•
The trust’s trustee is The Bank of New York Mellon
•
The shares trade under the ticker symbol “SLV” on the NYSE Arca.
•
The trust’s SEC CIK Number is 0001330568.
•
The trust’s inception date was April 21, 2006.

Where Information About the Trust Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the trust (including its fees) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the trust’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Trust From the Trust’s Publicly Available Information

This pricing supplement relates only to your Trigger PLUS and does not relate to the trust. We have derived all information about the trust in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the trust in connection with the offering of your Trigger PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the trust — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the trust could affect the value you will receive at maturity and, therefore, the market value of your Trigger PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the trust.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the trust. As an investor in a Trigger PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a Trigger PLUS.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Component Closing Values of the Underlying ETFs and Basket Closing Values

The respective basket component closing values of the underlying ETFs have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying ETFs have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the basket component closing value of any of the underlying ETFs during any period shown below is not an indication that the underlying ETFs are more or less likely to increase or decrease at any time during the life of your Trigger PLUS.

You should not take the historical basket component closing values of the underlying ETFs or the historical basket closing values as an indication of the future performance of the underlying ETFs or the basket, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying ETFs, the basket or the underlying ETF stocks will result in you receiving an amount greater than the outstanding principal amount of your Trigger PLUS on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying ETFs. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the values of the underlying ETFs between the date of this pricing supplement and the date of your purchase of the offered Trigger PLUS and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying ETFs. The actual performance of each underlying ETF over the life of the offered Trigger PLUS, as well as the payment at maturity, if any, may bear little relation to the historical basket component closing values shown below.

The tables below shows the high, low and period end closing values of the VanEck Gold Miners ETF and the iShares® Silver Trust for each of the four calendar quarters in 2019, 2020, 2021, 2022, 2023 and 2024 (through October 17, 2024). We obtained the closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Closing Values of the VanEck Gold Miners ETF

	High	Low	Period End
2019
Quarter ended March 31	$23.36	$20.31	$22.42
Quarter ended June 30	$26.17	$20.17	$25.56
Quarter ended September 30	$30.95	$24.58	$26.71
Quarter ended December 31	$29.49	$26.19	$29.28
2020
Quarter ended March 31	$31.05	$19.00	$23.04
Quarter ended June 30	$37.21	$24.03	$36.68
Quarter ended September 30	$44.53	$36.17	$39.16
Quarter ended December 31	$41.42	$33.42	$36.02
2021
Quarter ended March 31	$38.51	$30.90	$32.50
Quarter ended June 30	$39.68	$33.60	$33.98
Quarter ended September 30	$35.09	$28.91	$29.47
Quarter ended December 31	$34.90	$29.33	$32.03
2022
Quarter ended March 31	$38.91	$29.30	$38.35
Quarter ended June 30	$40.87	$27.38	$27.38
Quarter ended September 30	$28.16	$21.86	$24.12
Quarter ended December 31	$30.04	$22.68	$28.66
2023
Quarter ended March 31	$33.27	$26.68	$32.35
Quarter ended June 30	$35.87	$29.22	$30.11
Quarter ended September 30	$32.63	$26.91	$26.91

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

	High	Low	Period End
Quarter ended December 31	$31.98	$25.91	$31.01
2024
Quarter ended March 31	$31.62	$25.78	$31.62
Quarter ended June 30	$37.24	$32.03	$33.93
Quarter ended September 30	$41.64	$33.89	$39.82
Quarter ending December 31 (through October 17, 2024)	$41.49	$38.79	$41.49

Historical Quarterly High, Low and Period End Closing Values of the iShares® Silver Trust

	High	Low	Period End
2019
Quarter ended March 31	$15.07	$14.07	$14.18
Quarter ended June 30	$14.46	$13.46	$14.33
Quarter ended September 30	$18.34	$14.05	$15.92
Quarter ended December 31	$16.92	$15.48	$16.68
2020
Quarter ended March 31	$17.40	$11.21	$13.05
Quarter ended June 30	$17.10	$13.02	$17.01
Quarter ended September 30	$27.00	$16.71	$21.64
Quarter ended December 31	$24.76	$21.05	$24.57
2021
Quarter ended March 31	$26.76	$22.26	$22.70
Quarter ended June 30	$26.19	$23.04	$24.22
Quarter ended September 30	$24.55	$19.95	$20.52
Quarter ended December 31	$23.42	$20.30	$21.51
2022
Quarter ended March 31	$24.45	$20.51	$22.88
Quarter ended June 30	$23.87	$18.64	$18.64
Quarter ended September 30	$19.17	$16.38	$17.50
Quarter ended December 31	$22.23	$16.81	$22.02
2023
Quarter ended March 31	$22.33	$18.40	$22.12
Quarter ended June 30	$23.94	$20.53	$20.89
Quarter ended September 30	$23.10	$20.34	$20.34
Quarter ended December 31	$23.33	$19.25	$21.78
2024
Quarter ended March 31	$23.29	$20.20	$22.75
Quarter ended June 30	$29.27	$22.86	$26.57
Quarter ended September 30	$29.38	$24.33	$28.41
Quarter ending December 31 (through October 17, 2024)	$29.36	$27.86	$28.89

The graphs below show the daily historical closing values of each underlying ETF from January 1, 2019 through October 17, 2024. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and commodities and, as a result, the level of most equity ETFs and most commodity ETFs. We obtained the levels in the graphs below from Bloomberg Financial Services, without independent verification.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the VanEck Gold Miners ETF

Historical Performance of the iShares® Silver Trust

Historical Basket Values

The following graph is based on the basket closing value for the period from January 1, 2019 through October 17, 2024 assuming that the basket closing value was 100 on January 1, 2019. We derived the basket closing values

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

based on the method to calculate the basket closing value as described in this pricing supplement and on actual basket component closing values of the underlying ETFs on the relevant date. The basket closing value has been normalized such that its hypothetical value on January 1, 2019 was 100. As noted in this pricing supplement, the initial basket value was set at 100 on the pricing date. The basket closing value can increase or decrease due to changes in the values of the underlying ETFs.

Historical Performance of the Basket

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of each Trigger PLUS for U.S. federal income tax purposes that will be required under the terms of each Trigger PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

• a bank;

• a life insurance company;

• a regulated investment company;

• an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

• a tax exempt organization;

• a partnership;

• a person that owns a Trigger PLUS as a hedge or that is hedged against interest rate risks;

• a person that owns a Trigger PLUS as part of a straddle or conversion transaction for tax purposes; or

• a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your Trigger PLUS is uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Trigger PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your Trigger PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a Trigger PLUS and you are:

• a citizen or resident of the United States;

• a domestic corporation;

• an estate whose income is subject to U.S. federal income tax regardless of its source; or

• a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Tax Treatment. You will be obligated pursuant to the terms of your Trigger PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Trigger PLUS for all tax purposes as pre-paid derivative contracts in respect of the basket. Except as otherwise stated below, the discussion herein assumes that your Trigger PLUS will be so treated.

Upon the sale, exchange or maturity of your Trigger PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your Trigger PLUS. Your tax basis in the Trigger PLUS will generally be equal to the amount that you paid for the Trigger PLUS. If you hold your Trigger PLUS for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your Trigger PLUS for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, there exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your Trigger PLUS. If your Trigger PLUS were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, or maturity of your Trigger PLUS would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Trigger PLUS.

No statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Trigger PLUS is uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Trigger PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your Trigger PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your Trigger PLUS as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the Trigger PLUS and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your Trigger PLUS – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your Trigger PLUS prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your Trigger PLUS would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Trigger PLUS, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases a Trigger PLUS at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your Trigger PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

It is also possible that the Internal Revenue Service could assert that your notes should be treated as giving rise to “collectibles” gain or loss if you have held your notes for more than one year, although we do not think such a

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

treatment would be appropriate in this case because a sale or exchange of the notes is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects (through the iShares® Silver Trust) the value of collectibles. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

It is possible that the Internal Revenue Service could seek to characterize your Trigger PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered Trigger PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a Trigger PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Trigger PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your Trigger PLUS and, notwithstanding that we do not intend to treat the Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your Trigger PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Trigger PLUS and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Trigger PLUS.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your Trigger PLUS at maturity and, notwithstanding that we do not intend to treat each Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your Trigger PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your Trigger PLUS at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each Trigger PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each Trigger PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the Trigger PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a Trigger PLUS should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your Trigger PLUS, could be collected via withholding. If these regulations were to apply to your Trigger PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket components during the term of the Trigger PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Trigger PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Trigger PLUS, your Trigger PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Trigger PLUS will generally be subject to the FATCA withholding rules.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information About the Trigger PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 8,999. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 8,999.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Underlying ETF investment advisor for the VanEck Gold Miners ETF:	Van Eck Associates
Underlying ETF investment advisor for the iShares® Silver Trust:	The Bank of New York Mellon
Index for the VanEck Gold Miners ETF:	The index tracked by such underlying ETF
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Interest:	None
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-17 of the accompanying general terms supplement no. 8,999
Postponement of valuation date:	As described under “Supplemental Terms of the Notes – Determination Date” on page S-17 of the accompanying general terms supplement no. 8,999
Specified currency:	U.S. dollars (“$”)
Closing value of an underlying ETF:

As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-38 of the accompanying general terms supplement no. 8,999, subject to anti-dilution adjustments as described under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange-Traded Funds” on page S-34 of the accompanying general terms supplement no. 8,999

Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-37 of the accompanying general terms supplement no. 8,999
ETF business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-37 of the accompanying general terms supplement no. 8,999
FDIC:	The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-43 of the accompanying general terms supplement no. 8,999
ERISA:	As described under “Employee Retirement Income Security Act” on page S-50 of the accompanying general terms supplement no. 8,999

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Trigger PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Trigger PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $30.00, or 3.00% of the principal amount, for each Trigger PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession, or 0.50% of the principal amount, for each Trigger PLUS as a structuring fee. The costs included in the original issue price of the Trigger PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Trigger PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Trigger PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the Trigger PLUS against payment therefor in New York, New York on October 22, 2024. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trigger PLUS on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Trigger PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

About Your Trigger PLUS:

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Validity of the Trigger PLUS and Guarantee:

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the Trigger PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such Trigger PLUS have been authenticated by the trustee pursuant to the indenture, and such Trigger PLUS have been delivered against payment as contemplated herein, (a) such Trigger PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such Trigger PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.

October 2024

GS Finance Corp. Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

$5,415,000

GS Finance Corp.

Trigger PLUS Based on the Value of a Basket of Commodity and Equity ETFs due October 21, 2027

Principal at Risk Securities

Goldman Sachs & Co. LLC